A Special Meeting of the Shareholders of the Fund was held on June 23, 2006. At this meeting the Class Q and Class B shareholders of the Fund approved Distribution
Plans pursuant to Rule 12b-1 Plans for their respective class of shares. The meeting was adjourned to allow for the continued solicitation of votes with respect to the proposal to convert the Fund from a closed-end investment company to that of an open-end investment company and with respect to the proposal to amend the Fund's charter to discontinue the monthly repurchase offers made by the Fund. Additionally, the meeting was adjourned with respect to the approval a Rule 12b-1 Plan for Class C shares.

The voting results of the shareholder meeting to approve the Class Q and Class B shares' Rule 12b-1 Plans are listed below.

Approval of the Rule 12b-1 Plan for Class Q Shares


			Shares Voted

For		    21,880
Against              5,262
Abstain              4,632
Total               31,774

Approval of the Rule 12b-1 Plan for Class B Shares

			Shares Voted

For                 1,271,070
Against                40,712
Abstain               147,877
Total               1,459,659

A Special Meeting of the Shareholders of the Fund was held on July 21, 2006. At this meeting the Class C shareholders of the Fund approved a Rule 12b-1
Plan. The meeting was adjourned to allow for the continued solicitation of votes with respect to the proposal to convert the Fund from a closed-end investment company to an open-end investment company and with respect to the proposal to amend the Fund's charter to discontinue the monthly repurchase offers made by the Fund.

The voting results of the shareholder meeting to approve the Class C share's Rule 12b-1 Plan are listed below.

Approval of the Rule 12b-1 Plan for Class C Shares

			Shares Voted

For                 7,829,790
Against               453,617
Abstain               598,831
Total               8,882,238

A Special Meeting of the Shareholders of the Fund was held on August 4, 2006. At this meeting the shareholders approved the proposal to convert the Fund from a closed-end investment company to an open-end investment company. Additionally, the Fund approved the proposal to rescind a fundamental policy of the Fund to conduct monthly share repurchase offers.

The voting results to approve the proposal to convert the Fund from a closed-end investment company to an open-end investment company are listed below.

Approval to Redesignate the Fund as an Open-End
Investment Company

			Shares Voted

For                11,174,289
Against               710,368
Abstain               591,506
Total              12,476,163

The voting results to approve the proposal to rescind a fundamental policy of the Fund to conduct monthly share repurchase offers are listed below.

Approval to Rescind a Policy to Conduct Monthly Share
Repurchases as a Closed-End Interval Fund.

			Shares Voted

For                11,174,289
Against               710,368
Abstain               591,506
Total              12,476,163